UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

___________________

CAMERON INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	76-0451843 (I.R.S. Employer Identification Number)

1333 West Loop South, Suite 1700 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Rights to Purchase Series B Junior	New York Stock Exchange
Participating Preferred Stock, par
value $0.01 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:___________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the act:

N/A
(Title of class)

This Form 8-A/A (Amendment No. 1) is filed to amend the information set forth in the Registration Statement on Form 8-A (the “Form 8-A”) filed by Cameron International Corporation, a Delaware corporation (the “Company”), on October 3, 2007.

ITEM 1.	Description of Registrant’s Securities to be Registered.
Item 1 of the Form 8-A is hereby amended to add the following paragraph as the last paragraph of Item 1:

On August 20, 2009, the Company entered into the First Amendment to Rights Agreement (the “Amendment”) to amend that certain Rights Agreement, dated as of October 1, 2007 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A. as Rights Agent.  The Amendment provides that the Rights (as defined in the Rights Agreement) will expire at the close of business on August 31, 2009.  The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated by reference herein.

ITEM 2.
4.1
Rights Agreement dated as of October 3, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent (including exhibits thereto).  (Previously filed as Exhibit 4.1 to the Form 8-A filed with the Commission on October 3, 2007, Commission File No. 001-13884, and incorporated herein by reference).

4.2	Form of First Amendment to Rights Agreement, dated as of August 20, 2009, between the Company and Computershare Trust Company, N.A. as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:  August 21, 2009

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1
Rights Agreement dated as of October 3, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent (including exhibits thereto).  (Previously filed as Exhibit 4.1 to the Form 8-A filed with the Commission on October 3, 2007, Commission File No. 001-13884, and incorporated herein by reference).

4.2	Form of First Amendment to Rights Agreement, dated as of August 20, 2009, between the Company and Computershare Trust Company, N.A. as Rights Agent.